Offer Letter

November 15, 2018

Michael Sieffert

Delivered by email to ***

Dear Michael;

Re: Offer of Employment

GreenPower Motor Company Inc. and subsidiary companies ("GreenPower" or the "Company") is pleased to offer you the position of Chief Financial Officer for GreenPower in Vancouver, Canada. The position reports directly to Fraser Atkinson and indirectly to Brendan Riley and Phillip Oldridge and involves working with other members of the team.

Job Description

The duties, roles and responsibilities will include, but are not limited to those set forth in Schedule A.

Start Date

Your employment will commence on or about November 20, 2018 or as is mutually agreed upon by both parties and will be subject to review one year after you commence employment .

Place of Work

Your primary place of work will be at Suite 240 - 209 CarraII Street, Vancouver BC. However you may have to travel to the Company's facilities in California or to meet with investors in the United States and Canada.

Hours of Work

The Company's normal hours of operation are from 8:30 a.m. to 5:00 p.m. However, it is anticipated that your hours of work may be irre gular at time s, and you may be required to work extended hours in accordance with the priorities of your posit ion.

Compensation

You will be compensated with an annual Base Salary of CDN $200,000 subject to normal income tax witholdings increasing to CDN $22 5,000 after three full months of employment.

You will also be eligible for the bonuses set out in Schedule B.

The Company undertakes to grant you 350,000 stock options within ten business days of the start of your employment, with a term of five years, exercise price at the current market price and vesting 25% after 4 months and then 25% after the end of year 1 and 50% after two years to the approval of the Board of Directors and the TSX Venture Exchange. You will be eligible to participate in future stock option grants commencing in 2020.

Termination of Employment

Your employment with the Company may be terminated in one of the following ways:

a) You may terminate your employment with GreenPower by giving not less than 2 months written notice of termination to GreenPower.

b) Your employment will be automatically terminated upon your death, and GreenPower shall be under no obligation to provide you or your estate or personal representative with notice of termination or payment in lieu of notice or any other form of severance pay or damages.

c) Notwithstanding any other provision of this clause, GreenPower may terminate your employment at any time for just cause, in which case, you will not be entitled to notice, pay in lieu of notice or any other form of compensation, severance pay or damages.

d) Should you be placed on long term disability.

Benefits

The Company will endeavour to have a Medical Plan in place by the end of 2018 at which time you shall have the option to participate in the Company's Medical Plan and the Company shall pay 50% of the base premiums for your family to part icipate in the Plan .

The Company will purchase a Laptop and a mobile phone for your use on corporate mat ters. You shall be entitled to four weeks of vacation per year.

Acceptance

To indicate your acceptance of this offer, please sign and return to us before November 19,

2018.

Your offer is contingent upon your signing the Confidential Information, Invention Assignment and Arbitration Agreement and the Standard form of Consent to Act as an Officer.

We firmly believe that you can make a great contribution to GreenPower, and that you will find working here a rewarding experience. We look forward to the opportunity of working with you to create a successful company, and we are confident that your employment will prove mutually beneficial.

Sincerely,

/s/ Fraser Atkinson

Fraser Atkinson
Executive Chairman
(604) 220-8048

Agreed to and Accepted by:

/s/ Michael Sieffert	November 15, 2018
Date

Schedule A

Basic Function: The chief financial officer position is accountable for the administrative , financial, and risk management and operations of the company, to include the  development  of a financial and operational strategy, metrics tied to that strategy, and the ongoing development and monitoring of control systems designed to preserve company assets and report accurate financial results. Principal account abilities are:

Planning

1. Assist in formulating the company's future direction and supporting tactical initiatives

2. Monitor and direct the implementation of strategic business plans

3. Develop financial and tax strategies

4. Manage the capital request and budgeting processes

5. Develop performance measures that support the company 's strategic direction

Operations

1. Participate in key decisions as a member of the executive management team

2. Maintain in-depth relations with all members of the management team

3. Manage the accounting, human resources, investor relations, legal, tax, and treasury departments, including the hiring and management of any third parties to which any of these functions have been outsourced and the implementation of operational best practices in these departments

4. Oversee the financial operation s of subsidiary companies and foreign operations

5. Oversee the company's transaction processing systems; including cash management overview and approval functions in conjunction with the accounting department

6. Oversee employee benefit plans, with particular emphasis on maximizing a cost -effective benefit s package

7. Supervise acquisition due diligence and negotiate acquisit ions

Financial Information

1. Oversee the preparation and issuance of financial information

2. Personally review and approve all corporate filings on SEDAR and, if applicable, with the Securities and Exchange Com mission.

3. Report financial results to the board of directors

Risk Management

1. Understand and mitigate key elements of the company's risk profile

2. Monitor all open legal issues involving the company, and legal issues affecting the industry

3. Construct and monitor reliable control systems

4. Maintain appropriate insurance coverage

5. Ensure that the company complies with all legal and regulatory requirements

6. Ensure that record keeping meets the requirements of auditors and government agencies

7. Report risk issues to the audit committee of the board of directors

8. Maintain relations with external auditors and investigate their findings and recommendations

9. Review and prepare the appropriate Indemnity Agreements for the Directors and Officers of the Company

Funding

1. Monitor cash balances and cash forecasts

2. Arrange for debt and equity financing

3. Invest excess capital

4. Invest pension funds, if any

Third Parties

1. Participate in conference calls with the investment community

2. Maintain banking relationships

3. Represent the company with investment bankers, equity analysts and investors, significant vendors

Schedule B

For the year after the commencement of your employment you will be entitled to earn bonuses of up to CDN $125,000 for the following activities (individually an "Activity"):

1. CDN $25,000 - to secure a facility in the range of $3 to $5 Million for San Joaquin Equipment Leasing (our wholly owned subsidiary). Equity funding will be allocated to this aspect of the business providing leverage for any lease facility

2. CDN $25,000 - to secure floor plan financing in the range of $3 to $5 million for our EV Stars and Synapse school buses in conjunction with Creative Bus Sales floor plan or any other like dealers that are secured by the Company. Equity funding will be allocated to this aspect of the business

3. CDN $25,000 - to secure analyst coverage from a recognizable firm (ie. not a " fo r hire" research firm)

4. CDN $25,000 - Company completes the uplisting to NASDAQ

5. CDN $25 ,000 - Where any combination of two of the above items are completed OR where you secure a new item such as a funding program in Canada or the U.S. that was not previously identified by the Company

Upon the successful completion of an Activity then the bonus is payable within ten business days.

To the extent that the specific funding is less than the target amounts then the Company will pay a pro-rata amount of the bonus.

To the extent that any of these activities are substantially complete at the end of one year then the entitlement to the bonus will survive until the Activity is completed. For example, if a Term Sheet for a Leasing Facility has been received, approved and signed but is subject to various closing conditions then this Activity will survive until the closing has been completed.

In the event that there is a Change in Control (as defined in the Company's stock option plan) OR if any two of Fraser Atkinson, Phillip Oldridge or Brendan Riley cease to be with the Company (either being a "Triggering Event") then any Activity that is substantially completed or is completed within six months of the Triggering Event will be deemed to have been earned and payable. So long as you are employed by the Company on the date of the Triggering Event, any bonus payment deemed to be earned and payable within six months of the Triggering Event will be paid within ten business days, whether or not you continue to be employed by the Company.